UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 28, 2008

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.              Costs Associated with Exit or Disposal Activities.

On November 28, 2008, Aon Corporation (“Aon”) announced a global restructuring plan in conjunction with its acquisition (the “Acquisition”) of Benfield Group Limited (“Benfield”).  The restructuring plan, which will continue through the end of 2011, is intended to integrate and streamline operations across the combined Aon Benfield organization.  The Acquisition is further described in Item 8.01 below.

The restructuring plan is expected to result in cumulative costs of approximately $185 million (approximately 120 million British pounds) over a three-year period, encompassing workforce reduction, lease consolidation, asset impairment and other costs associated with the restructuring plan.  An estimated 500 to 700 positions, predominantly non-client facing roles, are expected to be eliminated as part of the plan.  The restructuring plan, before any potential reinvestment of savings, is expected to deliver approximately $33-41 million (approximately 21-27 million British pounds) of savings in 2009, approximately $84-94 million (approximately 54-61 million British pounds) of savings in 2010 and approximately $122 million (approximately 79 million British pounds) of annualized savings in 2011. Amounts stated in US dollars have been converted to British pounds based on US$1.00 = GBP£0.6466.

All of the components of the restructuring plan are not finalized and actual total savings, costs and timing may vary from those estimated due to changes in the scope or assumptions underlying the restructuring plan.  Aon is unable in good faith to make a determination of all of the estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K with respect to the restructuring actions of its restructuring plan.  Aon will file an amendment to this Current Report on Form 8-K after it makes a determination of such estimate or range of estimates.

Item 8.01.                                          Other Events.

On November 28, 2008, Aon announced in a press release (the “US Press Release”) and in an announcement it issued with Benfield in the United Kingdom (the “UK Announcement”) that the Acquisition had been completed.

The US Press Release and the UK Announcement are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(a) - (c)                                                    Not applicable.

(d)                           Exhibits:

Exhibit Number	Description of Exhibit
99.1	Press Release issued November 28, 2008.

99.2	Announcement issued November 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon Corporation

	By:	/s/ Christa Davies
Christa Davies
Executive Vice President and Chief Financial Officer

Date: November 28, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release issued November 28, 2008.

99.2	Announcement issued November 28, 2008.